UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 6, 2004

ChipPAC, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-31173	77-0463048
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

47400 Kato Road, Fremont, California 94538

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (510) 979-8000

Item 5. Other Events

(c) Exhibits.

99.1	Press release issued by ChipPAC, Inc. dated August 5, 2004

Item 7. Financial Statements and Exhibits

ChipPAC, Inc. (“ChipPAC” – Nasdaq: CHPC) and ST Assembly Test Services Ltd (“STATS” – Nasdaq: STTS and SGX: ST Assembly) today announced the successful completion of their previously announced merger. As a result of the merger, the name of the new company will be “STATS ChipPAC Ltd.” ChipPAC will continue operations as a wholly owned subsidiary of STATS ChipPAC Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, as of August 6, 2004.

CHIPPAC, INC.
(Registrant)
/s/ Patricia H. McCall
PATRICIA H. McCALL
Senior VP, General Counsel and Secretary

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